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                                                                   EXHIBIT 10.19

                                AMENDMENT NO. 3

                              TO SERVICE AGREEMENT


       This Amendment No. 3 to Service Agreement (this "Amendment") is entered into as of the 3rd day of January, 1997, between Phoenix Network, Inc, a Delaware corporation ("Carrier") and US ONE Communications Corp., a Delaware corporation ("USOC").

                                    RECITALS

       A. Carrier and USOC entered into a Communication Services Agreement, dated May 22, 1996 (the "Agreement") regarding the provision of various services by USOC to Carrier.

       B. Amendment No. 1 to Service Agreement was entered into by Carrier and USOC on October 11, 1996, and Amendment No. 2 to Service Agreement was entered into on October 11, 1996 (collectively, the "Prior Amendments").

       C. Carrier and USOC desire to further amend the Agreement pursuant to this Amendment to modify the terms and conditions of the Agreement to more closely reflect the parties intentions.

                                   AGREEMENT
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       Now, therefore, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

       1. Capitalized Terms. Capitalized terms used without definition herein shall have the meaning assigned to them in the Agreement, as amended.

       2.     Termination of Communication Services.   Notwithstanding anything
in the Agreement and the Prior Amendments to the contrary, if USOC:

                      a. does not install a switch at any location within the time frames set forth on the Class 4 Switch Implementation Schedule, through the first 14 switches, attached as Attachment 1 to Amendment No. 1 to Service Agreement; or

                      b. does not complete and offer to Carrier the requisite products pursuant to a Product Commercially Available schedule to be provided by USOC by January 15, 1997; or

                      c. does not meet its obligations pursuant to the Lata extension schedule to be provided by USOC by January 15, 1997; or

                      d. does not raise (i) [______________] in debt or equity capital from the date





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of this Amendment through May 31, 1997, and (ii) a total of [______________] in debt or equity capital from the date of this Amendment through August 31, 1997;


then Carrier shall have the right to (i) use any alternative provider instead of USOC for one or more Communications Services in any city in which Carrier currently has long distance traffic or where Carrier may have long distance traffic in the future, or (ii) terminate the Agreement upon thirty days written notice by Carrier to USOC, and in either event without the payment of any penalty or other sums (except for amounts due and owing under invoices issued by USOC to Carrier for Communications Services provided by USOC to Carrier prior to the date of termination of such Communications Services or termination of the Agreement) by Carrier to USOC for such early termination .

       3. Use of Other Providers. Notwithstanding anything in the Agreement and the Prior Amendments to the contrary, Carrier may use the Communications Services of other providers in those cities where Carrier requests in writing that USOC provide switching services and USOC does not provide such switching services within thirty (30) days of receipt of the written request from Carrier.

       4.     Miscellaneous.

                      e. Titles and Subtitles. The section titles and subtitles used herein are for





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reference only and shall not effect the meaning or interpretation of any provision of this Agreement.

                      f. The Scope of Amendment. This Amendment shall modify and amend the Agreement and Prior Amendments as set forth herein. To the extent not modified or amended by this Amendment, the Agreement and the Prior Amendments shall remain in full force and effect.





       IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written by their duly authorized representative.

PHOENIX NETWORK, INC.              US ONE COMMUNICATIONS CORP.



By: /s/ Wallace M. Hammond         By: /s/ John H. Jacquay
   ------------------------------     ------------------------------------------
   Name: Wallace M. Hammond           Name: John H. Jacquay
   Title:President and CEO            Title:President, Carrier Services Division





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